UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                          August 13, 2009

Pacific State Bancorp
(Exact name of registrant as specified in its charter)

California	0-49892	61-1407606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1899 W. March Lane Stockton, California	95207
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (209) 870-3214

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

218818.1
08/18/09 30203-003

Section 8 – Other Events

Item 8.01 Other Events.

On August 13, 2009, Pacific State Bancorp (the “Company”) deferred the payment of interest on the Company’s $3.5 Million of Floating Rate Junior Subordinated Deferrable Interest Debentures due 2034 (the “2034 Debentures”), issued to Pacific State Statutory Trust II (“Trust II”), and $5.0 Million of Floating Rate Junior Subordinated Deferrable Interest Debentures due 2037 (the “2037 Debentures”),  issued to Pacific State Statutory Trust III (“Trust III”). Trusts II and III are grantor trust subsidiaries of the Company which were created solely for the purpose of issuing capital securities, the proceeds of which were loaned to the Company pursuant to the Debentures.

The terms of the Debentures are governed by Indentures, each of which provides generally that the payment of interest is deferrable, at the option of the Company, for up to 20 consecutive quarters; nonpayment of interest for more than such period is an event of default pursuant to which the payment of principal and interest may be accelerated by the Indenture Trustee or the holders of not less than 25% of the aggregate principal amount of the Debentures then outstanding.

The current deferral of interest, which is applicable for the period commencing September 2009, is the first time that the Company has deferred payment of interest on the Debentures. The obligation to pay interest on the Debentures is cumulative and will continue to accrue currently at the rate of 3.40% and 2.08%, respectively, on the 2034 and 2037 Debentures. Interest generally is set at a variable rates based on the three-month LIBOR, reset and payable quarterly, plus 2.79% for the 2034 Debentures and 1.45% for the 2037 Debentures.

For further information, information provided in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Commission should be consulted, including the information presented in Note 8 to the Consolidated Financial Statements, and in the Management’s Discussion and Analysis of Financial Condition and Results of Operations under the headings “Trust Subsidiaries” and “Contractual Obligations,” all of which information is included in the Company’s Annual Report to Shareholders filed as Exhibit 13 to the Form 10-K and is incorporated here by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific State Bancorp
(Registrant)

Date:  August 19, 2009                                                                            By: /S/ Justin R. Garner

                                        Justin Garner
Vice President and Chief Financial Officer